Earnings Release

Mastercard Incorporated Reports First Quarter 2023 Financial Results

•First quarter net income of $2.4 billion, and diluted earnings per share (EPS) of $2.47
•First quarter adjusted net income of $2.7 billion, and adjusted diluted EPS of $2.80
•First quarter net revenue of $5.7 billion, an increase of 11%, or 14% on a currency-neutral basis
•First quarter adjusted net revenue of $5.7 billion, an increase of 12%, or 15% on a currency-neutral basis
•First quarter gross dollar volume up 15% and purchase volume up 17%, on a local currency basis
Purchase, NY - April 27, 2023 - Mastercard Incorporated (NYSE: MA) today announced financial results for the first quarter 2023.

“We delivered strong revenue and earnings growth this quarter, reflecting resilient consumer spending and the continued recovery of cross-border travel, “ said Michael Miebach, Mastercard CEO. “We are actively managing the business to capitalize on the significant digital payment and services opportunities ahead, and stand ready to navigate through any headwinds. We are making sure people and businesses can use their Mastercard when and where they want, now surpassing 100 million acceptance locations worldwide. As we look to the future, I believe our focused strategy, diversified business model, and our relationships around the globe position us very well.”

Quarterly Results

First Quarter Operating Results			Increase / (Decrease)
$ in billions, except per share data	Q1 2023	Q1 2022	Reported GAAP	Currency-neutral
Net revenue	$5.7	$5.2	11%	14%
Operating expenses	$2.6	$2.2	18%	20%
Operating income	$3.1	$3.0	6%	10%
Operating margin	54.6%	57.1%	(2.5) ppt	(2.3) ppt
Effective income tax rate	17.2%	5.1%	12.1 ppt	12.5 ppt
Net income	$2.4	$2.6	(10)%	(8)%
Diluted EPS	$2.47	$2.68	(8)%	(5)%

Key First Quarter Non-GAAP Results [1]			Increase / (Decrease)
$ in billions, except per share data	Q1 2023	Q1 2022	As adjusted	Currency-neutral
Adjusted net revenue	$5.7	$5.1	12%	15%
Adjusted operating expenses	$2.4	$2.2	10%	12%
Adjusted operating margin	58.2%	57.5%	0.7 ppt	1.0 ppt
Adjusted effective income tax rate	18.3%	5.3%	13.0 ppt	13.3 ppt
Adjusted net income	$2.7	$2.7	(1)%	2%
Adjusted diluted EPS	$2.80	$2.76	1%	4%
[1] The Key First Quarter Non-GAAP Results exclude the impact of gains and losses on the Company’s equity investments, special items as described on page 9 (“First Quarter Special Items”) and/or the translational and transactional impact of currency and the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments. See page 9 for the Company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Q1 2023 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume	Switched transactions
(local currency basis)	(local currency basis)
up 15%	up 35%	up 12%
The following information is provided to aid in understanding Mastercard’s first quarter 2023 results, versus the year ago period. As a reminder, we suspended our business operations in Russia in March 2022.
•Net revenue increased 11%, or 14% on a currency-neutral basis. Excluding the impact of Special Items, adjusted net revenue increased 12%, or 15% on a currency-neutral basis. The increase was attributable to our payment network and our value-added services and solutions.
▪Payment network net revenue increased 7%, or 10% on a currency-neutral basis, which would have been 1 percentage point higher if we excluded the Russia-related Special Item which benefited Q1 2022. Primary drivers of the increase were as follows:
•Gross dollar volume growth of 15%, on a local currency basis, to $2.1 trillion.
•Cross-border volume growth of 35% on a local currency basis.
•Switched transactions growth of 12%.
These increases include growth in payment network rebates and incentives provided to customers. Payment network rebates and incentives increased 25%, or 28% on a currency-neutral basis, primarily due to an increase in our key drivers as well as new and renewed deals.
▪Value-added services and solutions net revenue increased 19%, or 21% on a currency-neutral basis, which includes a 1 percentage point benefit from acquisitions. The remaining increase was driven primarily by the continued strong growth of our cyber and intelligence solutions, driven by underlying driver growth, higher demand for our fraud solutions, as well as the scaling of our identity and authentication solutions. In addition, we saw healthy demand for our data analytics, consulting and marketing services, as well as our loyalty solutions.
•Total operating expenses increased 18%. Excluding the impact of Special Items, adjusted operating expenses increased 10%, or 12% on a currency-neutral basis. This includes a 2 percentage point increase from acquisitions. The remaining increase was primarily due to higher personnel costs to support our continued investment in our strategic initiatives.
•Other income (expense) was unfavorable $106 million versus the year ago period, primarily due to higher net losses in the current year versus the prior year related to unrealized fair market value adjustments on marketable and non-marketable equity securities. Adjusted other income (expense) was favorable $30 million versus the prior year, primarily due to an increase in our investment income, partially offset by increased interest expense related to our 2022 and 2023 debt issuances.
•The effective tax rate for the first quarter of 2023 was 17.2%, versus 5.1% for the comparable period in 2022. The adjusted effective tax rate for the first quarter of 2023 was 18.3%, versus 5.3% for the comparable period in 2022, primarily due to a prior year discrete tax benefit related to final U.S. tax regulations published in the first quarter of 2022. Additionally, the U.K. statutory tax rate increase, effective in 2023, contributed to the higher as reported and as adjusted effective tax rates.
•As of March 31, 2023, the Company’s customers had issued 3.2 billion Mastercard and Maestro-branded cards.

2

Return of Capital to Shareholders
During the first quarter of 2023, Mastercard repurchased 8.0 million shares at a cost of $2.9 billion and paid $545 million in dividends. Quarter-to-date through April 24, the Company repurchased 1.6 million shares at a cost of $602 million, which leaves $8.7 billion remaining under the approved share repurchase programs.
First Quarter 2023 Financial Results Conference Call Details
At 9:00 a.m. ET today, the Company will host a conference call to discuss its first quarter 2023 results. The dial-in information for this call is 1-888-330-2508 (Toll-free) and 1-240-789-2735 (Toll dial-in), using passcode 6451878. A replay of the call will be available for 30 days and can be accessed by dialing 1-800-770-2030 (Toll-free) and 1-647-362-9199 (Toll dial-in), using passcode 6451878.
A live audio webcast of this call, along with presentation slides, can also be accessed through the Investor Relations section of the Company’s website at investor.mastercard.com.
Forward-Looking Statements
This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to Mastercard’s future prospects, developments and business strategies. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.
Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:
•regulation directly related to the payments industry (including regulatory, legislative and litigation activity with respect to interchange rates and surcharging)
•the impact of preferential or protective government actions
•regulation of privacy, data, security and the digital economy
•regulation that directly or indirectly applies to us based on our participation in the global payments industry (including anti-money laundering, counter financing of terrorism, economic sanctions and anti-corruption, account-based payments systems, and issuer and acquirer practice regulation)
•the impact of changes in tax laws, as well as regulations and interpretations of such laws or challenges to our tax positions
•potential or incurred liability and limitations on business related to any litigation or litigation settlements
•the impact of the global COVID-19 pandemic and measures taken in response
•the impact of competition in the global payments industry (including disintermediation and pricing pressure)

3

•the challenges relating to rapid technological developments and changes
•the challenges relating to operating a real-time account-based payments system and to working with new customers and end users
•the impact of information security incidents, account data breaches or service disruptions
•issues related to our relationships with our stakeholders (including loss of substantial business from significant customers, competitor relationships with our customers, consolidation amongst our customers, merchants’ continued focus on acceptance costs and unique risks from our work with governments)
•exposure to loss or illiquidity due to our role as guarantor and other contractual obligations
•the impact of global economic, political, financial and societal events and conditions, including adverse currency fluctuations and foreign exchange controls
•events and resulting actions related to the Russian invasion of Ukraine
•reputational impact, including impact related to brand perception and lack of visibility of our brands in products and services
•the inability to attract, hire and retain a highly qualified and diverse workforce, or maintain our corporate culture
•issues related to acquisition integration, strategic investments and entry into new businesses
•issues related to our Class A common stock and corporate governance structure
For additional information on these and other factors that could cause the Company’s actual results to differ materially from expected results, please see the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and any subsequent reports on Forms 10-Q and 8-K.
About Mastercard (NYSE: MA)
Mastercard is a global technology company in the payments industry. Our mission is to connect and power an inclusive, digital economy that benefits everyone, everywhere by making transactions safe, simple, smart and accessible. Using secure data and networks, partnerships and passion, our innovations and solutions help individuals, financial institutions, governments and businesses realize their greatest potential. With connections across more than 210 countries and territories, we are building a sustainable world that unlocks priceless possibilities for all.
www.mastercard.com

Contacts:

Investor Relations:	Media Relations:
Warren Kneeshaw or Jud Staniar	Seth Eisen
investor.relations@mastercard.com	Seth.Eisen@mastercard.com
914-249-4565	914-249-3153

4

Consolidated Statement of Operations (Unaudited)
	Three Months Ended March 31,
	2023	2022
	(in millions, except per share data)
Net Revenue	$5,748	$5,167
Operating Expenses:
General and administrative	2,043	1,844
Advertising and marketing	167	181
Depreciation and amortization	191	192
Provision for litigation	211	—
Total operating expenses	2,612	2,217
Operating income	3,136	2,950
Other Income (Expense):
Investment income	55	5
Gains (losses) on equity investments, net	(212)	(76)
Interest expense	(132)	(110)
Other income (expense), net	6	4
Total other income (expense)	(283)	(177)
Income before income taxes	2,853	2,773
Income tax expense	492	142
Net Income	$2,361	$2,631
Basic Earnings per Share	$2.48	$2.69
Basic weighted-average shares outstanding	953	977
Diluted Earnings per Share	$2.47	$2.68
Diluted weighted-average shares outstanding	956	981

5

Consolidated Balance Sheet (Unaudited)
	March 31, 2023	December 31, 2022
	(in millions, except per share data)

Assets
Current assets:
Cash and cash equivalents	$6,566	$7,008
Restricted cash for litigation settlement	596	589
Investments	402	400
Accounts receivable	3,511	3,425
Settlement assets	1,236	1,270
Restricted security deposits held for customers	1,608	1,568
Prepaid expenses and other current assets	2,501	2,346
Total current assets	16,420	16,606
Property, equipment and right-of-use assets, net of accumulated depreciation and amortization of $2,002 and $1,904, respectively	2,006	2,006
Deferred income taxes	1,267	1,151
Goodwill	7,575	7,522
Other intangible assets, net of accumulated amortization of $2,018 and $1,960, respectively	4,027	3,859
Other assets	7,641	7,580
Total Assets	$38,936	$38,724

Liabilities, Redeemable Non-controlling Interests and Equity
Current liabilities:
Accounts payable	$735	$926
Settlement obligations	870	1,111
Restricted security deposits held for customers	1,608	1,568
Accrued litigation	1,107	1,094
Accrued expenses	7,310	7,801
Short-term debt	276	274
Other current liabilities	1,745	1,397
Total current liabilities	13,651	14,171
Long-term debt	15,292	13,749
Deferred income taxes	389	393
Other liabilities	4,197	4,034
Total Liabilities	33,529	32,347

Commitments and Contingencies

Redeemable Non-controlling Interests	21	21

Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000 shares, 1,400 and 1,399 shares issued and 941 and 948 shares outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200 shares, 7 and 8 shares issued and outstanding	—	—
Additional paid-in-capital	5,376	5,298
Class A treasury stock, at cost, 459 and 451 shares, respectively	(54,241)	(51,354)
Retained earnings	55,424	53,607
Accumulated other comprehensive income (loss)	(1,229)	(1,253)
Mastercard Incorporated Stockholders' Equity	5,330	6,298
Non-controlling interests	56	58
Total Equity	5,386	6,356
Total Liabilities, Redeemable Non-controlling Interests and Equity	$38,936	$38,724

6

Consolidated Statement of Cash Flows (Unaudited)
	Three Months Ended March 31,
	2023	2022
	(in millions)
Operating Activities
Net income	$2,361	$2,631
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of customer and merchant incentives	378	430
Depreciation and amortization	191	192
(Gains) losses on equity investments, net	212	76
Share-based compensation	108	74
Deferred income taxes	(129)	(320)
Other	2	5
Changes in operating assets and liabilities:
Accounts receivable	(38)	134
Settlement assets	35	218
Prepaid expenses	(761)	(441)
Accrued litigation and legal settlements	9	(43)
Restricted security deposits held for customers	40	(144)
Accounts payable	(184)	(56)
Settlement obligations	(241)	(366)
Accrued expenses	(506)	(746)
Net change in other assets and liabilities	442	138
Net cash provided by operating activities	1,919	1,782
Investing Activities
Purchases of investment securities available-for-sale	(50)	(58)
Purchases of investments held-to-maturity	(26)	(37)
Proceeds from sales of investment securities available-for-sale	4	8
Proceeds from maturities of investment securities available-for-sale	51	70
Proceeds from maturities of investments held-to-maturity	24	43
Purchases of property and equipment	(110)	(146)
Capitalized software	(242)	(148)
Purchases of equity investments	(22)	(24)
Proceeds from sales of equity investments	44	—
Other investing activities	(70)	5
Net cash used in investing activities	(397)	(287)
Financing Activities
Purchases of treasury stock	(2,878)	(2,408)
Dividends paid	(545)	(479)
Proceeds from debt, net	1,489	843
Tax withholdings related to share-based payments	(76)	(132)
Cash proceeds from exercise of stock options	53	28
Other financing activities	2	(6)
Net cash used in financing activities	(1,955)	(2,154)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	37	(28)
Net decrease in cash, cash equivalents, restricted cash and restricted cash equivalents	(396)	(687)
Cash, cash equivalents, restricted cash and restricted cash equivalents - beginning of period	9,196	9,902
Cash, cash equivalents, restricted cash and restricted cash equivalents - end of period	$8,800	$9,215

7

Non-GAAP Financial Information
Mastercard discloses the following non-GAAP financial measures: adjusted net revenue, adjusted operating expenses, adjusted operating margin, adjusted other income (expense), adjusted effective income tax rate, adjusted net income and adjusted diluted earnings per share (as well as related applicable growth rates versus the comparable period in the prior year). These non-GAAP financial measures exclude the impact of gains and losses on the Company’s equity investments which includes mark-to-market fair value adjustments, impairments and gains and losses upon disposition, as well as the related tax impacts. These non-GAAP financial measures also exclude the impact of special items, where applicable, which represent litigation judgments and settlements and certain one-time items, as well as the related tax impacts. The Company excludes these items because management evaluates the underlying operations and performance of the Company separately from these recurring and nonrecurring items.
In addition, the Company presents growth rates adjusted for the impact of currency, which is a non-GAAP financial measure. Currency-neutral growth rates are calculated by remeasuring the prior period’s results using the current period’s exchange rates for both the translational and transactional impacts on operating results as well as removing the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments. The impact of currency translation represents the effect of translating operating results where the functional currency is different from the Company’s U.S. dollar reporting currency. The impact of the transactional currency represents the effect of converting revenue and expenses occurring in a currency other than the functional currency. The impact of the related realized gains and losses resulting from the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments is recognized in the respective financial statement line item on the statement of operations when the underlying forecasted transactions impact earnings. The Company believes the presentation of currency-neutral growth rates provides relevant information to facilitate an understanding of its operating results.
The Company believes that the non-GAAP financial measures presented facilitate an understanding of operating performance and provide a meaningful comparison of its results between periods. The Company’s management uses non-GAAP financial measures to, among other things, evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation.
The Company includes reconciliations of the requisite non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial measures should not be considered in isolation or as a substitute for the Company’s related financial results prepared in accordance with GAAP.

8

Non-GAAP Reconciliations (QTD)
	Three Months Ended March 31, 2023
	Net revenue	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$5,748	$2,612	54.6%	$(283)	17.2%	$2,361	$2.47
(Gains) losses on equity investments [1]	**	**	**	212	—%	176	0.18
Litigation provisions [2]	**	(211)	3.7%	**	1.1%	140	0.15
Adjusted - Non-GAAP	$5,748	$2,401	58.2%	$(71)	18.3%	$2,678	$2.80

	Three Months Ended March 31, 2022
	Net revenue	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$5,167	$2,217	57.1%	$(177)	5.1%	$2,631	$2.68
(Gains) losses on equity investments [1]	**	**	**	76	0.2%	67	0.07
Russia-related impacts [3]	$(30)	$(34)	0.4%	**	—%	$3	$—
Adjusted - Non-GAAP	$5,136	$2,182	57.5%	$(101)	5.3%	$2,702	$2.76

	Three Months Ended March 31, 2023 as compared to the Three Months Ended March 31, 2022
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin		Effective income tax rate		Net income	Diluted earnings per share
Reported - GAAP	11%	18%	(2.5)	ppt	12.1	ppt	(10)%	(8)%
(Gains) losses on equity investments [1]	**	**	**		(0.2)	ppt	4%	4%
Litigation provisions [2]	**	(10)%	3.7	ppt	1.1	ppt	5%	5%
Russia-related impacts [3]	1%	2%	(0.4)	ppt	—	ppt	—%	—%
Adjusted - Non-GAAP	12%	10%	0.7	ppt	13.0	ppt	(1)%	1%
Currency impact [4]	3%	2%	0.3	ppt	0.3	ppt	3%	3%
Adjusted - Non-GAAP - currency-neutral	15%	12%	1.0	ppt	13.3	ppt	2%	4%
Note:    Tables may not sum due to rounding.
**    Not applicable
Gains and Losses on Equity Investments
1. Q1’23 pre-tax net losses of $212 million and Q1’22 pre-tax net losses of $76 million, primarily related to unrealized fair market value adjustments on marketable and nonmarketable equity securities.
First Quarter Special Items
2. Q1’23 pre-tax litigation charges of $211 million as a result of a change in estimate related to the claims of merchants who opted out of the U.S. merchant class litigation.
3. Q1’22 pre-tax charges of $4 million were directly related to imposed sanctions and the suspension of our business operations in Russia. The net charge is compromised of general and administrative expenses of $34 million primarily related to reserves on uncollectible balances with certain sanctioned customers, offset by a net benefit of $30 million in net revenue, primarily related to a reduction in payment network rebates and incentives liabilities as a result of lower estimates of customer performance for certain customer business agreements due to the suspension of our business operations in Russia.
Other Notes
4. Represents the translational and transactional impact of currency and the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments.

9

Mastercard Incorporated Operating Performance
	For the 3 Months Ended March 31, 2023
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$559	2.1%	10.3%	$411	13.3%	9,334	13.9%	$148	2.8%	1,482	912
Canada	57	8.9%	16.4%	55	15.8%	879	17.5%	2	34.3%	6	74
Europe	652	16.6%	25.5%	510	30.8%	14,270	18.4%	142	9.6%	918	743
Latin America	166	19.9%	19.6%	117	21.6%	5,064	16.9%	49	15.1%	406	396
Worldwide less United States	1,435	10.5%	18.1%	1,094	22.0%	29,548	16.7%	341	7.3%	2,812	2,125
United States	673	8.8%	8.8%	613	9.2%	9,266	7.0%	60	4.4%	278	644
Worldwide	2,108	10.0%	15.0%	1,707	17.0%	38,814	14.2%	401	6.9%	3,090	2,769
Mastercard Credit and Charge Programs
Worldwide less United States	660	9.8%	17.3%	624	17.3%	13,113	11.6%	37	17.6%	165	767
United States	343	14.6%	14.6%	333	14.3%	3,500	13.9%	10	27.1%	9	318
Worldwide	1,003	11.4%	16.4%	956	16.3%	16,612	12.1%	47	19.5%	173	1,085
Mastercard Debit Programs
Worldwide less United States	774	11.2%	18.8%	470	28.7%	16,435	21.1%	304	6.2%	2,647	1,358
United States	331	3.3%	3.3%	281	3.7%	5,767	3.2%	50	0.8%	269	325
Worldwide	1,105	8.7%	13.7%	751	18.1%	22,202	15.9%	354	5.4%	2,917	1,683

	For the 3 Months ended March 31, 2022
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$548	6.3%	10.1%	$392	13.5%	8,195	15.5%	$156	2.4%	1,502	896
Canada	53	19.5%	19.5%	51	20.7%	748	15.3%	1	(9.4)%	5	67
Europe	559	11.3%	24.7%	419	33.1%	12,051	6.3%	140	5.0%	899	640
Latin America	138	33.5%	34.7%	97	40.1%	4,331	37.2%	42	23.5%	349	338
Worldwide less United States	1,298	11.4%	18.8%	959	24.3%	25,324	13.9%	339	5.7%	2,755	1,940
United States	619	13.8%	13.8%	562	17.4%	8,659	10.0%	58	(12.2)%	280	579
Worldwide	1,917	12.1%	17.1%	1,520	21.6%	33,983	12.9%	397	2.7%	3,035	2,519
Mastercard Credit and Charge Programs
Worldwide less United States	601	13.2%	19.4%	568	20.3%	11,752	16.3%	33	6.0%	144	738
United States	299	31.5%	31.5%	291	31.5%	3,072	26.5%	8	29.7%	8	277
Worldwide	900	18.7%	23.2%	859	23.9%	14,824	18.3%	41	9.8%	152	1,015
Mastercard Debit Programs
Worldwide less United States	696	9.8%	18.3%	390	30.5%	13,572	11.9%	306	5.7%	2,611	1,202
United States	320	1.1%	1.1%	271	5.2%	5,588	2.6%	50	(16.4)%	273	302
Worldwide	1,017	6.9%	12.3%	661	18.8%	19,160	9.0%	356	1.9%	2,883	1,504

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year ago period.

10

Footnote
The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions and cards on a regional and global basis for Mastercard™-branded cards. Growth rates over prior periods are provided for volume-based data.
Debit transactions on Maestro® and Cirrus®-branded cards and transactions involving brands other than Mastercard are not included in the preceding tables.
For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with Mastercard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements and includes the impact of balance transfers and convenience checks obtained with Mastercard-branded cards for the relevant period. The number of cards includes virtual cards, which are Mastercard-branded payment accounts that do not generally have physical cards associated with them.
The Mastercard payment products are comprised of credit, charge, debit and prepaid programs, and data relating to each type of program is included in the tables. The tables include information with respect to transactions involving Mastercard-branded cards that are not switched by Mastercard and transactions for which Mastercard does not earn significant revenues.
Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Mastercard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. Mastercard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of currencies against the U.S. dollar in calculating such rates of change.
The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by Mastercard customers and is subject to verification by Mastercard and partial cross-checking against information provided by Mastercard’s transaction switching systems. The data set forth in the cards columns is provided by Mastercard customers and is subject to certain limited verification by Mastercard. A portion of the data set forth in the cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by Mastercard or Mastercard’s customers. Starting in the first quarter of 2022, data related to sanctioned Russian banks was not reported to us and therefore such amounts are not included. Subsequent to the suspension of our business operations in Russia in March 2022, there is no Russian data to be reported.
Performance information for prior periods can be found in the Investor Relations section of the Mastercard website at investor.mastercard.com.

11